UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): November 11, 2015

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33522	20-2110031
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three Riverway, Suite 300 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(713) 579-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

        [   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

In accordance with General Instruction B.2. of Form 8-K, the information presented under Item 2.02 and Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 2.02	Results of Operations and Financial Condition.

On November 12, 2015, Synthesis Energy Systems, Inc. (the “Company”) issued an earnings release announcing the financial results for its fiscal first quarter ended September 30, 2015. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure.

On November 11, 2015, the Company issued a press release announcing a progress update related to its Tianwo-SES Clean Energy Technologies Company Joint Venture in China. A copy of the press release is furnished herewith as Exhibit 99.2.

On November 12, 2015, the Company issued a press release announcing its entry into a business development and cooperation agreement with China Coal Research Institute. A copy of the press release is furnished herewith as Exhibit 99.3.

Item 9.01	Financial Statements and Exhibits

Exhibits

*99.1 Press release dated November 12, 2015 related to first quarter earnings.

*99.2 Press release dated November 11, 2015 related to Tianwo-SES update.

*99.3 Press release dated November 12, 2015 related to CCRI agreement.

* = Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: November 12, 2015	/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer

Exhibit Index

*99.1          Press release dated November 12, 2015 related to first quarter earnings.

*99.2          Press release dated November 11, 2015 related to Tianwo-SES update.

*99.3          Press release dated November 12, 2015 related to CCRI agreement.

* = Furnished herewith